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                                                                    Exhibit 21.1


            Subsidiaries of InfoHighway Communications Corporation

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Arc Networks, Inc.                                           Delaware
A.R.C. Networks, Inc.                                        New York
AXCES, Inc.                                                  Delaware
InfoHighway International, Inc.                               Texas